UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

Placer Gold Corp.
(Formerly known as Arctic Oil & Gas Corp.)
(Exact name of registrant as specified in its charter)

Nevada	000-51670	38-3707552
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

71431 Halgar Road, Rancho Mirage, California		92270
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 323-356-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In November 2008, The Company set up a new division to pursue precious metals resource opportunities and made lease applications over Norton Sound, OCS 720 square mile Gold placer deposits.

On December 5th 2008, The Company entered into an agreement to pool gold leases assets with JV Partners Shell Mining Trust Group/Concha Holdings and to jointly seek third party financing for the JV gold mining projects in Alaska and elsewhere. With resulting gold production profits to be shared 50%-50% after deduction of financing expenses. The properties in the JV are; Norton Sound Alaska Oceanic Placer Gold Project; OCS 720 square mile Leases Application and 2,000 acre Granted State Waters Leases. Bear Creek Alaska Placer Gold Project.

The partners prepared a private Gold Mine Finance Offering for qualified banks and institutions. The Company’s gold mine financing-equity participation program should represent an attractive long-term gold bullion acquisition mechanism to participating institutions.

Item 2.01 Completion of Acquisition or Disposition of Assets.

There has been no Acquisition or Disposition of Assets.

Item 5.01 Changes in Control of Registrant.

There has been no change in control of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company changed its name to "Placer Gold Corp" on 1/26/2009.

Item 9.01 Exhibits

1.	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Gold Corp.

By: /s/Peter J. Sterling
Peter J. Sterling
President

Date: February 26, 2009